Accel Entertainment to acquire Fairmount Holdings, owner of FanDuel Sportsbook & Horse Racing in Collinsville, Illinois, broadening Accel’s reach in the local gaming market

JULY 15, 2024

Transaction extends Accel’s local gaming footprint with the purchase of the only active horse racing venue in greater St. Louis; includes an Organization Gaming License to offer casino gaming positions as well as a partnership with FanDuel to participate in sports wagering in Illinois

•Purchasing Fairmount Holdings, Inc. and its subsidiary Fairmount Park, Inc. (collectively, “Fairmount”), the owner of FanDuel Sportsbook & Horse Racing, for 3.45 million ACEL shares (approximately $35 million consideration, based on a trailing 20-day average) from co-owners William Stiritz, former CEO of Post Holdings and Ralston Purina, and Robert Vitale, current CEO and Chairman of Post Holdings
•Building on Accel’s strong distributed, ‘route-based’ platform with advantaged, single-site local gaming asset – one of two active horse racing venues in Illinois and the only one in the greater St. Louis/southern Illinois market
•Acquiring an active racetrack with 65 race days and approximately 435 horse races annually, an opportunity to develop a legislatively authorized casino project, and a master sports betting license used in a revenue share agreement with FanDuel
•Accel is committed to maintaining Fairmount’s rich horse racing history, including continuing support of the Illinois Racing Board’s mission to enhance the Illinois horse racing industry. Accel is excited to be a part of Fairmount Park’s centennial anniversary in 2025
•Intend to implement a capital efficient plan to build temporary and permanent casino facilities, improve the horse racing experience for fans and participants and partner with food & beverage (“F&B”) professionals to buildout Fairmount’s F&B amenities
•Engaged RRC Gaming Management LLC, including Tony Rodio, former CEO of Caesars Entertainment, and Holly Gagnon, current CEO of HGC Gaming Hospitality and former CEO of several casino companies, including the Seneca Gaming Corporation, for casino development and operations
•Transaction is a compelling first move in Local Gaming single-site assets – focused on convenience, with lower capital expenditure requirements and competitive intensity, and leveraging Accel’s expertise in player experience, cash logistics, regulatory compliance and capital allocation
•Conference call today at 4:30 p.m. CT

CHICAGO – (BUSINESS WIRE) – Accel Entertainment, Inc. (NYSE: ACEL) and Fairmount Holdings, Inc. today announced that the companies have entered into an agreement for Accel to acquire Fairmount, the owner of FanDuel Sportsbook & Horse Racing, for total consideration of approximately $35 million (based on a 20-day trailing average), payable to the sellers as 3.45 million shares of Accel Class A-1 common stock. The strategic transaction adds a promising single-site racetrack and future casino to extend Accel’s convenience gaming expertise to a larger and more concentrated venue – an adjacency in Local Gaming that is complementary to Accel’s steadily growing, route-based footprint.

During the year ended December 31, 2023, Fairmount generated $29 million of revenue and modest Adjusted EBITDA. Accel plans to invest $85 - $95 million (over and above the purchase price) to fund temporary and then permanent casino construction and modest track investments. Accel’s five-year forecast suggests an Adjusted EBITDA potential of $20 to $25 million and over 75% free cash flow conversion1 – pointing to a compelling cash flow return on capital. The asset will be the cornerstone in a local gaming platform that builds on Accel’s capabilities and strengths as a leading route-based operator.
1 These statements are forward-looking and actual results may differ materially. See “Forward-Looking Statements” below for information on the factors that could cause actual results to differ materially from these forward-looking statements. Accel has not provided a reconciliation of estimated non-GAAP measures to the most directly comparable estimated GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

“As a leading distributed gaming operator in the United States, we are excited to partner with ‘Hall of Fame’ value creators Bill Stiritz and Rob Vitale to deploy our local gaming expertise in this promising sportsbook, racetrack and future casino,” said Andy Rubenstein, Accel co-founder, President, CEO and Director. “We’re also deeply grateful to Mayor Jeff Stehman of Collinsville, state representatives Jay Hoffman (113th District) and Katie Stuart (112th District), state senator Chris Belt (57th District), the Illinois Gaming Board and the Illinois Racing Board for their support of this opportunity to reinvest and support job creation in the southern Illinois and greater St. Louis community,” Rubenstein continued. excited to be a part of an almost 100-year-old southern Illinois institution in Fairmount Park and support the Illinois agriculture and equine industries.”

"I am delighted by Accel Entertainment's purchase of FanDuel Sportsbook & Horse Racing. This move is a testament to the vitality and potential of Collinsville. It will undoubtedly spur economic development along the Collinsville road corridor, creating jobs and bolstering our local economy. We look forward to the positive impact this acquisition will have on our city,” stated Mayor Jeff Stehman of Collinsville, IL.

“We couldn’t have found better partners than Andy and his team in this transaction, and we look forward to staying fully aligned on this journey as significant equity owners from here,” noted William Stiritz. “We’ve long sought strategically aligned, well capitalized and proven operators in the local gaming space to realize the full potential of this sportsbook and racetrack, and Accel is the ideal fit,” said Rob Vitale, current CEO and Chairman of Post Holdings.

Compelling Strategic Rationale

•Natural Adjacency
◦Accel’s organic and tuck-in M&A growth model has been proven over 14 years, scaling route-based gaming in Illinois, Montana, Nevada, Nebraska and Georgia
◦Accel has built a deep expertise in player experience, service and cash logistics, commercial partnerships, regulatory relationships and procurement
◦The acquisition of FanDuel Sportsbook & Horse Racing extends route-based capabilities to a convenient single site for locals
•Attractive Return Profile
◦The transaction has two parts – acquisition of Fairmount, the holder of the license and owner of the underlying site assets, for approximately $35 million of equity consideration, and $85 - $95 million of expected casino build-out and track investments funded from Accel’s credit facility
◦Projections of five year Adjusted EBITDA and robust free cash flow conversion point to an attractive return on capital – in-line with Accel’s existing route-based footprint
•Platform for Future Growth
◦This transaction accesses a ‘local gaming’ total addressable market (“TAM”) estimated to be approximately $15 billion in size – or more than twice our existing route-based TAM
◦Local gaming assets remain largely unconsolidated, under family or small business ownership, and far less often contested by larger gaming players

Financial Highlights
The all-equity offer for Fairmount of 3.45 million shares of Accel Class A-1 common stock represents a total enterprise value of approximately $35 million, based on a trailing 20-day average. Accel expects the acquisition to accelerate its long-term financial model with high return growth at accretive margins. Upfront buildout costs will be funded from Accel’s existing revolver facility.

Transaction Structure and Timing
Accel will purchase Fairmount through the issuance of new shares of Accel Class A-1 common stock.

The closing of the transaction is subject to customary closing conditions and customary approvals from the Illinois Racing Board and the Illinois Gaming Board. Closing is expected in the fourth quarter of 2024. The transaction has been approved by Accel’s Board of Directors and the Board of Directors and shareholders of Fairmount Holdings. Wells Fargo acted as exclusive financial advisor and Lewis Rice LLC acted as legal counsel to Fairmount Holdings in connection with the transaction. McDermott Will & Emery LLP acted as legal counsel to Accel Entertainment in the transaction.

Conference Call
Accel will host an investor conference call on July 15, 2024 at 4:30 p.m. Central time (5:30 p.m. Eastern time) to discuss this transaction. Interested parties may join the live webcast by registering at https://www.netroadshow.com/events/login?show=0502ffe0&confId=68474 or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.

About Accel
Accel is a leading distributed gaming operator in the United States and a preferred partner for local business owners in the markets it serves. Accel offers turnkey full-service gaming solutions to authorized non-casino locations such as bars, restaurants, convenience stores, truck stops, and fraternal and veteran establishments across the country. Accel installs, maintains, operates and services gaming terminals and related equipment for its location partners as well as redemption devices, stand-alone ATMs and amusement devices, including jukeboxes, dartboards, pool tables, and other entertainment related equipment. Accel also designs and manufactures gaming terminals and related equipment.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding the proposed acquisition, including statements regarding the anticipated benefits of the acquisition, investment and expansion plans, projected future results and market opportunities, as well as our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations, as well as assumptions made by, and information currently available to, Accel regarding Fairmount, the proposed acquisition or its anticipated effects or benefits, and involve known and unknown risks, uncertainties and other factors that may cause our or Fairmount’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to: the parties’ ability to satisfy the conditions to the consummation of the proposed acquisition and the risk that the proposed acquisition may not be completed in a timely manner or at all; Accel’s ability to integrate Fairmount’s operations with Accel’s own, to complete the casino development on a timely basis and within budget, and to operate the race track and casino businesses successfully; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable macroeconomic conditions or decreased discretionary spending due to other factors such as interest rate volatility, persistent inflation, actual or perceived instability in the U.S. and global banking systems, high fuel rates, recessions, epidemics or other public health issues, terrorist activity or threat thereof, civil unrest or other macroeconomic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions, Accel’s ability to integrate, develop and operate FanDuel Sportsbook & Horse Racing and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).

Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed by Accel with the SEC on February 28, 2024 (the "Form 10-K"), as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Form 10-K, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.

Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes such non-GAAP financial measures enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

Media
Eric Bonach
H/Advisors Abernathy
212-371-5999
eric.bonach@h-advisors.global
Source: Accel Entertainment, Inc.